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                                                                   EXHIBIT 10.21




July 29, 1996



Robert Ferngren
Executive Department
Fresh Choice, Inc.

Dear Bob:

Fresh Choice, Inc. (the "Company") has been asked by the SEC to make additional disclosures regarding your employment offer letter dated November 9, 1996 (the "Offer Letter") with the Company. In order to clarify certain terms and rights set forth in the Offer Letter, we agree to the following amendments to the Offer
Letter:

1. Paragraph 8 of the Offer Letter is hereby amended to read in its entirety as follows: "Upon the closing of a "change in control" event of the Company, your outstanding options will immediately become fully vested and exercisable. If, within 6 months of such "change in control" event, you are terminated by the acquiring company, you shall be entitled to receive the severance benefits described in Paragraph 7 of the Offer Letter. For purposes of this Offer Letter, as amended, "change in control" shall mean an ownership change in which the stockholders of the company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the company after the ownership change."

2. The following new Paragraph 12 shall be added: "In the event of any dispute, claim or controversy arising out of or in any way related to this Offer Letter, the interpretation of this Offer Letter or the alleged breach thereof, such dispute, claim or controversy shall be submitted by the parties to binding arbitration provided by the American Arbitration Association in Santa Clara County, California.

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Robert Ferngren
July 29, 1996
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We would like to resolve this issue quickly for purposes of making appropriate filings with the SEC, although of course you have the right to have the change reviewed by your own counsel before you agree to the above terms. Please contact me if you have any questions about this clarification.

Sincerely,

/s/Charles A. Lynch
Chairman

                                            Accepted and agreed:

                                            /s/ Robert Ferngren